EXHIBIT 23.2


                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 28, 1998 relating to the financial statements, which appear in the Data General Corporation 1998 Annual Report, which is incorporated by reference in Data General Corporation's Annual Report on Form 10-K for the fiscal year ended September 26, 1998. We also consent to the incorporation by reference of our report dated October 28, 1998 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.



                                     /s/ PricewaterhouseCoopers LLP
                                     ___________________________________
                                     PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
December 7, 1999